SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

ISC8 INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-008402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on September 24, 2014, ISC8 Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Central District of California (the “Court”) on September 23, 2014 (the “Petition Date”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company’s Chapter 11 proceedings are currently administered under the caption In re ISC8 Inc., Case No. 8:14-bk-15750-SC.

Pursuant to an interim order issued by the Court on December 16, 2014, the Company borrowed an additional $850,000 on a super priority priming basis, and has now borrowed an aggregate total of $1,755,000 since the Petition Date. All monies borrowed since the Petition Date accrue interest at a rate of 12% per annum.

Asset Purchase Agreement

On January 5, 2015, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with “Newco”, an entity to be formed by one or more of the following equity holders and/or creditors of the Company: Griffin Fund (“Fund”); Griffin Fund LP (“Fund LP”); Griffin Fund II LP (“Fund II”); Griffin Partners, LLC (“Partners”); Griffin Partners II LP (“Partners LP” and collectively, with Fund, Fund LP, Fund II and Partners, “Griffin”); and Fundamental Credit LP (“Credit); Fundamental Master LP (together with Credit, “Fundamental”) with Newco (an entity to be formed by Griffin and Fundamental) (the “Purchaser”), providing for the sale by the Company of substantially all of its assets (the “Assets”), on an “as is” “where is” basis, without express or implied warranties, for a purchase price of $7,881,941, subject to adjustment, as more particularly set forth in the Purchase Agreement.  The sale is also subject to overbid, with the minimum overbid being $8,251,941.  The Purchase Agreement also provides for the assumption of certain executory contracts of the Company as provided in the Bid Procedures Order described in Item 1.03 below.  A copy of the Purchase Agreement is attached to this Report as Exhibit 10.1 and incorporated herein by reference.  A copy of the Purchase Agreement is also available free of charge on the Company’s website at: http://www.isc8.com/about/Bankruptcy

Item 1.03 Bankruptcy or Receivership

The sale contemplated by the Purchase Agreement is subject to competitive bidding (the “Bidding Procedures”), approved by and as set forth in an order entered by the Court on January 5, 2015 (the “Bid Procedures Order”), which, among other things, (i) approved bid procedures relating to the proposed sale of the Company’s assets; (ii) scheduled an auction for January 28, 2015 at 10:00 a.m. ; (iii) scheduled a hearing on January 29, 2015 at 11:00 a.m. (the “Sale Hearing”) to consider the proposed sale and approving form of notices of the hearing; and (iv) granted certain related relief.   A copy of the Bid Procedures Order is attached to this Report as Exhibit 99.1, and is incorporated herein by reference.  A copy of the Bid Procedures Order is also available free of charge on the Company’s website at: http://www.isc8.com/about/Bankruptcy

Pursuant to the Bidding Procedures, any person interested in acquiring the assets of the Company must submit a Qualified Bid (as defined in the Bidding Procedures), together with a Bid Package (as defined in the Bidding Procedures) on or before 5:00 pm PT on January 25, 2015 (the “Bid Deadline”).  The purchase of the Company’s Assets provided by the Purchase Agreement is deemed to be a Qualified Bid.   If the Company does not receive a Qualified Bid other than that set forth in the Purchase Agreement prior to the Bid Deadline, the purchase and sale of the Assets under the Purchase Agreement shall constitute the highest or otherwise best Qualified Bid (the “Successful Bid”).  If the Company receives one or more Qualified Bids, in addition to that set forth in the Purchase Agreement, prior to the Bid Deadline, it shall conduct an auction (the “Auction”) on January 28, 2015 at 10:00 a.m. in accordance with the Bidding Procedures until the Company has selected the Successful Bid. The Bidding Procedures require that the Company, in selecting the Successful Bid, to consider, among other things, the total consideration to be received by the Company for the Assets as well as other financial and contractual terms relevant to the proposed sale, including those factors affecting the speed and certainty of consummating the proposed the sale. The Bidding Procedures are set forth in the Bid Procedures Order.

The Purchase Agreement provides that the Company will pay the Purchaser a break-up fee of $270,000, if the Purchaser is not chosen by the Company as the Successful Bidder.

At the Sale Hearing, to be held on January 29 2015, in the courtroom of Honorable Scott Clarkson the United States Bankruptcy Court for the Central District of California, Santa Ana Division, Ronald Reagan Federal Courthouse, 411 West 4th Street, Courtroom 5 C , Santa Ana, California at 11:00 a.m. PT, the Company will seek an order from the Court authorizing the sale to the Successful Bidder at the Auction substantially on the terms and conditions set forth in the Purchase Agreement, except as modified in the Successful Bid, or otherwise as appropriate.  With the consent of the Successful Bidder, the Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

In the event of the failure of the consummation a sale of the Assets because of a breach on the part of the Successful Bidder after the entry of an order of the Court approving such sale, the Company will be permitted to select the next highest or otherwise best bid as the Successful Bid and to consummate such transaction without a further order of the Court.

A copy of the press release announcing the proposed sale of Assets and the upcoming Sale Hearing is attached to this Report as Exhibit 99.2, and is incorporated by reference herein.

Item 7.01 Regulation FD.

On December 18, 2014, the Company filed its monthly operating report for the month ended November 30, 2014 (the “Monthly Operating Report”) with the Court. A copy of the Monthly Operating Report is attached as Exhibit 99.3 to this report.

The information set forth in this Item 7.01 and the attached Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities in that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the Company’s securities. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable requirements of the Office of the United States Trustee and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report contains any information beyond that required by the Office of the United States Trustee. The Monthly Operating Report also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 Exhibits and Financial Statements.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: January 12, 2015	By:	/s/ J. Kirsten Bay
J. Kirsten Bay
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Asset Purchase Agreement, by and among “Newco”, an entity to be formed by one or more of the following equity holders and/or creditors of the Company: Griffin Fund (“Fund”); Griffin Fund LP (“Fund LP”); Griffin Fund II LP (“Fund II”); Griffin Partners, LLC (“Partners”); Griffin Partners II LP (“Partners LP” and collectively, with Fund, Fund LP, Fund II and Partners, “Griffin”); and Fundamental Credit LP (“Credit); Fundamental Master LP (together with Credit, “Fundamental”) and ISC8 Inc., dated January 5, 2015

99.1	In re: ISC8 Inc., Order Approving Bidding Procedures in Connection with Sales of the Debtor’s Assets, dated January 5, 2015
99.2	Press Release, dated January 9, 2015
99.3	Monthly Operating Report for the month ended November 30, 2014, filed with the United States Bankruptcy Court for the Central District of California on December 16, 2014.